Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-197780 on Form S-4 of ARC Properties Operating Partnership, L.P. of our report dated March 14, 2014 related to the consolidated financial statements of Cole Real Estate Investments, Inc. (f/k/a Cole Credit Property Trust III, Inc.) and subsidiaries for the year ended December 31, 2013 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the acquisition of Cole Real Estate Investments, Inc. (f/k/a Cole Credit Property Trust III, Inc.) by American Realty Capital Properties, Inc.), appearing in the Current Report on Form 8-K/A filed by American Realty Capital Properties, Inc. with the U.S. Securities and Exchange Commission on March 14, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

September 4, 2014